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WARBURG PINCUS HEALTH SCIENCES FUND
SCHEDULE 16 CALCULATIONS AS OF 10/31/97

ANNUALIZED TOTAL RETURNS WITH WAIVERS

COMMON SHARES

                                         1/1
One Year                  ((00,000.00/10000)    -1)=  0.00%

                                         1/3
Three Year                ((00,000.00/10000)    -1)=  0.00%

                                         1/5
Five year                 ((00,000.00/10000)    -1)=  0.00%


From Inception            ((12,220.00/10000)    -1)= 22.20%

ANNUALIZED TOTAL RETURNS WITHOUT WAIVERS

COMMON SHARES

                                         1/1
One Year                  ((00,000.00/10000)    -1)=  0.00%

                                         1/3
Three Year                ((00,000.00/10000)    -1)=  0.00%

                                         1/5
Five year                 ((00,000.00/10000)    -1)=  0.00%


From Inception            ((12,070.00/10000)    -1)= 20.70%